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Exhibit 5

[ALSTON & BIRD LLP LETTERHEAD]

November 15, 2004

Duke Realty Corporation
Duke Realty Limited Partnership
600 East 96th Street, Suite 100
Indianapolis, IN 46240

Ladies and Gentlemen:

        We are acting as counsel to Duke Realty Corporation, an Indiana corporation (the "Company"), and Duke Realty Limited Partnership, an Indiana limited partnership (the "Operating Partnership"), in connection with the registration statement on Form S-3 (the "Registration Statement"), filed by the Company and the Operating Partnership on November 15, 2004 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register $249,252,000 in maximum aggregate offering price of (a) shares of the Company's common stock, par value $.01 per share (the "Common Stock"), (b) shares of the Company's preferred stock, par value $.01 per share (the "Preferred Stock"), and (c) depositary shares each represented by a fractional interest of a share of Preferred Stock (the "Depositary Shares") and $455,000,000 in maximum aggregate offering price of debt securities of the Operating Partnership (the "Debt Securities"). This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

        We have examined copies of the Third Restated Articles of Incorporation (as amended from time to time, the "Articles of Incorporation") and the Third Amended and Restated Bylaws of the Company and the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership and have made such further legal and factual examinations and investigations as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. As to various questions of fact material to our opinions, we have relied upon certificates of, or communications with, officers of the Company.

        In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        This opinion letter is based as to matters of law solely on the Indiana Business Corporation Law and the Indiana Revised Uniform Limited Partnership Act. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

        Based upon, subject to and limited by the foregoing, we are of the opinion that:

        (1)   The Company has authority pursuant to its Articles of Incorporation to issue the shares of Common Stock that may be issued under the Registration Statement and upon (a) the adoption by the Board of Directors of a resolution in form and content required by applicable law and (b) issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, such shares of Common Stock will be legally issued, fully paid and nonassessable.

        (2)   The Company has authority pursuant to its Articles of Incorporation to issue the shares of Preferred Stock that may be issued under the Registration Statement and upon (a) the adoption by the Board of Directors of a resolution in form and content required by applicable law, (b) the adoption by the Company's Board of Directors and the due execution and filing by the Company with the Secretary of State of the State of Indiana of the Articles of Amendment establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to issuance thereof and

(c) the issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, such shares of Preferred Stock will be legally issued, fully paid and nonassessable.

        (3)   Assuming the Company has authority to issue the underlying shares of Preferred Stock and that such shares have been legally issued, to which we opine above, the Company has authority pursuant to its Articles of Incorporation to issue the Depositary Shares that may be issued under the Registration Statement and when (a) a deposit agreement substantially as described in the Registration Statement has been duly executed and delivered by the Company and a depositary, (b) the depositary receipts representing the Depositary Shares in the form contemplated and authorized by such deposit agreement have been duly executed and delivered by such depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and (c) all corporate action necessary for the issuance of such Depositary Shares and the underlying Preferred Stock has been taken (including but not limited to action establishing the preferences, limitations and relative voting and other rights of such Preferred Stock prior to issuance thereof), such Depositary Shares will entitle the holders thereof to the rights specified in the deposit agreement relating to such Depositary Shares.

        (4)   The Operating Partnership has authority to issue the Debt Securities to be registered under the Registration Statement and when the Debt Securities have been issued and delivered for value as contemplated in the Registration Statement, such Debt Securities will be legally issued and will be binding obligations of the Operating Partnership and the Company, respectively.

        To the extent that the obligations of the Company under the deposit agreement or the obligations of the Operating Partnership as obligor under an indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable depositary or trustee, as the case may be, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the applicable deposit agreement or indenture as the case may be, (ii) that such deposit agreement or indenture, as the case may be, has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such depositary or trustee, as the case may be, enforceable in accordance with its respective terms, (iii) that such depositary or trustee, as the case may be, is in compliance, generally and with respect to acting as a depositary or trustee, respectively, under the applicable deposit agreement or indenture, with all applicable laws and regulations and (iv) that such depositary or trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable deposit agreement or indenture, as the case may be.

        The opinion set forth above is subject to the following exceptions, limitations and qualifications: (i) enforceability of the Debt Securities may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii)  enforceability of the Debt Securities may be limited by general principles of equity, whether enforcement is considered in a proceeding in equity or law, in the discretion of the court before which any proceeding therefor may be brought; (iii) provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy may be unenforceable; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the indenture; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

        The opinion expressed herein is as of the date hereof. We assume no obligation to advise you of any changes in applicable law or other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

        We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.

Very truly yours,
ALSTON & BIRD LLP
By:	/s/ JEFFREY D. MILLER Jeffrey D. Miller, Partner

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  Exhibit 5